Exhibit 99.1

Tianci International, Inc. Announces Pricing of US$4.9 Million Public Offering

HONG KONG, HK / ACCESS Newswire / June 16, 2026 / Tianci International, Inc. (Nasdaq:CIIT) (“Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced the pricing of its registered offering of 6,055,000 units (each, a “Unit”), on a best efforts basis, at an offering price of US$0.81 per Unit (the “Offering”).

Each Unit consists of one share of common stock of the Company (or pre-funded warrant in lieu thereof), with a par value of US$0.0001 per share, and one common warrant to purchase one share of common stock of the Company (the “Common Warrant”). The aggregate gross proceeds from the Offering are expected to be approximately US$4.9 million, prior to deducting placement agent fees, legal fees, administrative and other offering-related expenses.

Each Common Warrant will be immediately exercisable upon issuance at an initial exercise price of US$0.81, which is equal to the public offering price per Unit. The warrant exercise price is subject to customary anti-dilution adjustments in connection with share splits, share combinations, dividend distributions, subsequent equity sale and other corporate restructurings. The warrants will expire on the third anniversary of the issuance date.

The closing of the Offering is currently expected to take place on June 17, 2026, subject to the satisfaction of customary closing conditions set forth in the Securities Purchase Agreements and related transaction documents. The Company anticipate using the net proceeds of this offering primarily for the working capital and other general corporate purposes.

Maxim Group LLC is acting as the sole placement agent for the Offering. Ortoli Rosenstadt LLP is acting as U.S. securities counsel to the Company, and Pryor Cashman LLP is acting as U.S. securities counsel to the placement agent, in connection with the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-296417) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 15, 2026. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022 at (212) 895-3745 or by email at syndicate@maximgrp.com. Copies of the Registration Statement can be accessed through the SEC website at www.sec.gov.

 This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offering, sale or solicitation shall be permitted in any jurisdiction where such offering or sale would be unlawful prior to registration, exemption or qualification under the local securities laws of such jurisdiction.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services, specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific Region, including Japan, South Korea, and Vietnam. The Company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. Beyond logistics, Roshing has expanded into global trade of minerals by sourcing high-grade minerals directly from resource-rich regions for resale. In addition, the Company generates revenue from the sale of electronic parts and business consulting services. For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements.

This press release contains forward-looking statements, among other items, regarding the Company’s ability to satisfy closing conditions related to the offering. All of our forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company’s current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled “Risk Factors” in the Registration Statement, as well as other disclosures contained in such Registration Statement and the Company’s other filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Tianci International, Inc.
Investor Relations
Email: ir@rqscapital.com